EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2004 relating to the financial statements which appear in Scottish Power plc's Annual Report on Form 20-F for the year ended March 31, 2004.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Glasgow
May 20, 2005